                                                                Exhibit 99(a)(3)

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9

SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE

  Purpose of Form. -- A person who is required to file an information return with the Internal Revenue Service ("IRS") must obtain your correct taxpayer identification number ("TIN") to report, for example, income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee.

  Note: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to Form W-9.

  Taxpayer Identification Number (TIN) -- You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security Number ("SSN"), your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How To Get a TIN below.

  If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

  Note: See the chart below for further clarification of name and TIN combinations.

  How To Get a TIN. -- If you do not have a TIN, apply for one immediately. To apply for a SSN, get Form SS-5 from your local office of the Social Security Administration. Get Form W-7 to apply for an ITIN or Form SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

  To complete Form W-9 if you do not have a TIN, write "Applied For" in the space for the TIN in Part I, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividend payments and certain payments made with respect to readily tradable instruments, the payor must exercise one of the following options concerning backup withholding during this 60-day period. Under option (1), a payor must backup withhold on any reportable payment if you make withdrawals from your account after the close of 7 business days after the requester receives the Certificate of Awaiting Taxpayer Identification Number from you. Under option
(2), the payor must backup withhold on any reportable payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives the Certificate of Awaiting Taxpayer Identification Number.

  Note: Writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

  As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

  What Is Backup Withholding? -- Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators, but do not include real estate transactions.

  If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

    1. You do not furnish your TIN to the requester, or

    2. The IRS notifies the requester that you furnished an incorrect TIN, or

    3. You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or

    4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

    5. You do not certify your TIN when required.

  Certain payees and payments are exempt from backup withholding and information reporting.

  Payees and Payments Exempt From Backup Withholding. -- The payees listed in items (1) through (5) are exempt from backup withholding and the payees listed in items (6) through (15) may be exempt from backup withholding. For interest and dividends, all listed payees are exempt except as listed in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

  (1) An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

  (2) The United States or any of its agencies or instrumentalities.

  (3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  (4) A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  (5) An international organization or any of its agencies or instrumentalities.

  (6) A corporation.

  (7) A foreign central bank of issue.

  (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

  (10) A real estate investment trust.

  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (12) A common trust fund operated by a bank under section 584(a).

  (13) A financial institution.

  (14) A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  (15) A trust exempt from tax under section 664 or described in section
       4947.

  Payments of dividend and patronage dividends generally not subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441.

  . Payments to partnerships not engaged in a trade or business in the United
    States and that have at least one nonresident alien partner.

  . Payments of patronage dividends not paid in money.

  . Payments made by certain foreign organizations.

  . Section 404(k) payments made by an ESOP.

  Payments of interest generally not subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals.

  Note: Backup withholding applies if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided a TIN or a correct TIN to the payor.

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  . Payments described in section 6049(b)(5) to nonresident aliens.

  . Payments on tax-free covenant bonds under section 1451.

  . Payments made by certain foreign organizations.

  . Mortgage interest paid by you.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PENALTIES

  Failure To Furnish TIN. -- If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

  Criminal Penalty for Falsifying Information. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  Misuse of TINs. -- If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS

  Name: -- If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security
Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

  If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

  If you are a sole proprietor, you must furnish your individual name as shown on your social security card. You may enter your business, trade or "doing business as" name on the business name line.

  Other Entities. -- Enter the business name as shown on required Federal tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

  Joint Foreign Payees -- If the first payee listed on an account gives the requestor Form W-8, Certificate of Foreign Status, or a similar statement signed under penalties of perjury, backup withholding applies unless:

  1. Every joint payee provides the statement regarding foreign status; or

  2. Any one of the joint payees who has not established foreign status gives the requestor a TIN.

  If any one of the joint payees who has not established foreign status gives the requestor a TIN, that number is the TIN that must be used for purposes of backup withholding and information reporting.

SIGNING THE CERTIFICATION

  FOR A JOINT ACCOUNT, ONLY THE PERSON WHOSE TIN IS SHOWN IN PART I SHOULD SIGN (WHEN REQUIRED).

  1. Interest, Dividend, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983. You are required to furnish your correct TIN, but you are not required to sign the certification.

  2. Interest, Dividend, Broker, and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

  3. Real Estate Transactions. You must sign the certification. You may cross out item 2 of the certification.

  4. Other Payments. You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

  5. Mortgage Interest Paid by You, Acquisition or Abandonment of Secured Property, Cancellation of Debt, or IRA Contributions. You are required to furnish your correct TIN, but you are not required to sign the certification.

  6. Exempt Payees and Payments. If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "EXEMPT" in the block in Part II, and sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a complete Form W-8, Certificate of Foreign Status.

  Privacy Act Notice: -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

  You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

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FOR THIS TYPE OF ACCOUNT:    GIVE NAME AND SSN OF:
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1.   Individual                The individual
2.   Two or more individuals   The actual owner of
     (joint account)           the account or, if
                               combined funds, the
                               first individual on
                               the account (1)
3.   Custodian account of a    The minor (2)
     minor (Uniform Gift to
     Minors Act)
4.a. The usual revocable       The grantor-trustee
     savings trust (grantor    (1)
     is also trustee)
  b. So-called trust           The actual owner
     account that is not a     (1)
     legal or valid trust
     under state law
5.   Sole proprietorship       The owner (3)
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FOR THIS TYPE OF ACCOUNT:      GIVE NAME AND EIN OF:
----------------------------------------------------
6.   Sole proprietorship       The owner (3)
7.   A valid trust, estate,    Legal entity (4)
     or pension trust
8.   Corporate                 The corporation
9.   Association, club,        The organization
     religious, charitable,
     educational, or other
     tax-exempt organization
10.  Partnership               The partnership
11.  A broker or registered    The broker or
     nominee                   nominee
12.  Account with the          The public entity
     Department of
     Agriculture in the name
     of a public entity
     (such as a state or
     local government,
     school district or
     prison) that receives
     agriculture program
     payments


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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.